**EXHIBIT 4.1**

Specimen Common Stock Certificate

NUMBER 0

SHARES

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

# IP TECHNOLOGY SERVICES, INC.

98,000,000 WITH A PAR VALUE OF $.0001

| THOUSANDS | | |
|---|---|---|
| 0 | 1 | 2 |
| 3 | 4 | 5 |
| HUNDS | TENS | UNITS |
| 1 | 1 | 1 |
| 2 | 2 | 2 |
| 3 | 3 | 3 |
| 4 | 4 | 4 |
| 5 | 5 | 5 |
| 6 | 6 | 6 |
| 7 | 7 | 7 |
| 8 | 8 | 8 |
| 9 | 9 | 9 |
| 0 | 0 | 0 |
| SHARES | | |

This Certifies that SPECIMEN ______ is the owner of ______ fully paid and non-assessable Shares of the Capital Stock of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. ______

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ______ day of ______ 20 ______

______
SECRETARY

______
PRESIDENT

DSS XX

## EXPLANATION OF ABBREVIATIONS

The following abbreviations, when used in the inscription of ownership on the face of this certificate, shall be construed as if they were written out in full according to applicable laws or regulations. Abbreviations, in addition to those appearing below, may be used.

| | | | |
|---|---|---|---|
| JT TEN | As joint tenants with right of survivorship and not as tenants in common | TEN ENT | As tenants by the entireties |
| | | UNIF GIFT MIN ACT | Uniform Gifts to Minors Act |
| TEN COM | As tenants in common | CUST | Custodian for |

*For Value Received,* ______ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

______________________________________________

______________________________________________ *Shares*

*represented by the within Certificate, and do hereby irrevocably constitute and appoint*

______________________________________________ *Attorney*

*to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.*

*Dated* ______________ 20____

*In presence of*

______________________ ______________________

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.